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                                                 Exhibit 10(a)

                       CERNER CORPORATION
                 NONQUALIFIED STOCK OPTION PLAN
              AS AMENDED BY THE BOARD OF DIRECTORS
                        ON MARCH 30, 1995
        AND RATIFIED BY THE SHAREHOLDERS ON MAY 16, 1995
        ------------------------------------------------


1. Purpose of Plan. The purpose of the Plan is to encourage the employees and directors of Cerner Corporation (the "Company") and its subsidiaries and consultants and advisors to the Company and its subsidiaries to participate in the ownership of the Company, and to provide additional incentive for such persons to promote the success of its business through sharing in the future growth of such business.

2. Effectiveness of Plan. The provisions of this Plan shall become effective on the date the Plan is adopted by the Board of Directors of the Company (the "Board of Directors"), and shall govern all options granted hereunder. Nothing in this Plan shall be construed as a modification of any provision of the Cerner Corporation Incentive Stock Option Plan A, the Cerner Corporation Incentive Stock Option Plan B or the Cerner Corporation Incentive Stock Option Plan C.

3. Administration. This Plan shall be administered by a committee of the Board of Directors consisting of not less than two nor more than five members of the Board of Directors (the "Committee") appointed by the members of the Board of Directors. The Committee shall have full power and authority to construe, interpret and administer the Plan, and may from time to time adopt such rules and regulations for carrying out this Plan as it may deem proper and in the best interests of the Company.
Subject to the terms, provisions and conditions of the Plan, the Committee shall have exclusive authority (i) to select the persons to whom options shall be granted, (ii) to determine the number of shares subject to each option, (iii) to determine the time or times when options will be granted, (iv) to determine the option price of the shares subject to each option, (v) to determine the time when each option may be exercised, (vi) to fix such other provisions of each option agreement as the Committee may deem necessary or desirable, consistent with the terms of this Plan, and (vii) to determine all other questions relating to the administration of this Plan.

4. Eligibility. Options to purchase shares of common stock of the Company ("Cerner Common Stock") shall be granted under this Plan only to directors and employees of the Company or of any of its subsidiaries and to advisors and consultants to the Company and any of its subsidiaries.

5. Shares Subject to the Plan. Options granted under this Plan shall be granted solely with respect to shares of Cerner Common Stock. Subject to any adjustments made pursuant to the provisions of paragraph 10, the aggregate number of shares of Cerner Common Stock which may be issued upon exercise of all the options which may be granted under this Plan shall not exceed 1,300,000. If any option granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall be added to the number of shares otherwise available for options which may be
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granted in accordance with the terms of this Plan.  The shares to be delivered upon exercise of the options granted under this Plan shall be made available, at the discretion of the Committee, from either the authorized but unissued shares of Cerner Common Stock or any treasury shares of Cerner Common Stock held by the Company.

6. Option Agreement. Each option granted under this Plan shall be evidenced by a nonqualified stock option agreement, which shall be signed by an officer of the Company and by the employee to whom the option is granted (the "optionee"). The terms of said nonqualified stock option agreement shall be in accordance with the provisions of this Plan, but it may include such other provisions as may be approved by the Committee. The granting of an option under this Plan shall be deemed to occur on the date on which the nonqualified stock option agreement evidencing such option is executed by the Company and the optionee. Each nonqualified stock option agreement shall constitute a binding contract between the Company and the optionee, and every optionee, upon the execution of a nonqualified stock option agreement, shall be bound by the terms and restrictions of this Plan and such nonqualified stock option agreement.

7.   Option Price.  The price at which shares of Cerner Common
Stock may be purchased under an option granted pursuant to this Plan shall be determined by the Committee.

8.   Period and Exercise of Option.

     (a) Period--The period during which each option granted under this Plan may be exercised shall be fixed by the Committee at the time such option is granted.

     (b) Exercise--Any option granted under this Plan may be exercised by the optionee (or such other person as the Committee may determine) only by (i) delivering to the Company written notice of the number of shares with respect to which he is exercising his option right and (ii) paying in full the option price of the purchased shares. Subject to the limitations of this Plan and the terms and conditions of the respective nonqualified stock option agreement, each option granted under this Plan shall be exercisable in whole or in part at such time or times as the Committee may specify in such nonqualified stock option agreement. All options will terminate concurrently with termination of employment or such other relationship with the Company as qualified such individual for participation in this Plan.

     (c)  Payment for shares--Payment for shares of Cerner Common
Stock purchased pursuant to an option granted under this Plan shall be made in cash.

     (d) Delivery of certificates--As soon as practicable after receipt by the Company of the notice described in subsection (b), and of payment in full of the option price for all of the shares being purchased pursuant to an option granted under this Plan, a certificate or certificates representing such shares of stock shall be registered in the name of the optionee and shall be delivered to the optionee. However, no certificate for fractional shares of stock shall be issued by the Company notwithstanding any request therefor. Neither any optionee, nor
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the legal representative, legatee or distributee of any optionee, shall be deemed to be a holder of any shares of stock subject to an option granted under this Plan unless and until the certificate or certificates for such shares have been issued.

     (e) Limitations on exercise--The Committee may impose such limitations on the exercise of any specific nonqualified stock option agreement as it deems appropriate.

9. Nontransferability of Options. No option granted under this Plan shall be transferable or assignable by the optionee, other than by will or by the laws of descent and distribution.

10. Adjustments Upon Changes in Capitalization. In the event of any change in the capital structure of the Company, including but not limited to a change resulting from a stock dividend, stock split, reorganization, merger, consolidation, liquidation or any combination or exchange of shares, the number of shares of Cerner Common Stock subject to this Plan and the number of such shares subject to each option granted hereunder shall be correspondingly adjusted by the Committee. The option price for which shares of Cerner Common Stock may be purchased pursuant to an option granted under this Plan shall also be adjusted so that there will be no change in the aggregate purchase price payable upon the exercise of any option.

11. Amendment and Termination of Plan. No option shall be granted pursuant to this Plan after January 1, 2005, on which date this Plan will expire except as to options then outstanding, which options shall remain in effect until they have been exercised or have expired. The Committee may at any time before such date amend, modify or terminate the Plan; provided, however, that the Committee may not, without approval of the Shareholders of the Company (i) increase the maximum number of shares of Cerner Common Stock as to which options may be granted pursuant to the Plan, (ii) alter the eligibility requirements for optionees under the Plan or (iii) extend the duration of the Nonqualified Plan. No amendment, modification or termination of this Plan may adversely affect the rights of any optionee under any then outstanding option granted hereunder without the consent of such optionee.

12. Governing Law. This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Missouri.